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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





         Date of report (Date of earliest event reported): April 5, 1999

                               ARDEN REALTY, INC.

      Maryland                      1-12193                      95-4578533
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
     (State of             (Commission File Number)            (IRS Employer
   Incorporation)                                            Identification No.)



      11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (310) 966-2600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 5.   OTHER EVENTS.

On April 5, 1999 we closed a $115 million loan with Massachusetts Mutual Life Insurance Company (The "MassMutual Loan"). The MassMutual Loan is secured by 12 properties, has a ten year term and bears interest at a fixed rate of 6.94% (7.049% including the amortization of loan fees) and requires monthly payments of principal and interest amortized over a 25 year period. Proceeds from this loan were used to repay a portion of our lines of credit and certain other variable-rate indebtedness.


ITEM 7.   EXHIBITS.

                              EXHIBIT INDEX

10.1 Promissory Note, dated as of March 30, 1999, between Massachusetts Mutual Life Insurance Company and Arden Realty Finance V, L.L.C.

10.2 Deed of Trust and Security Agreement, dated as of March 30, 1999, with Arden Realty Finance V, L.L.C. as the Trustor and Massachusetts Mutual Life Insurance Company as the Beneficiary.

10.3 Assignment of Leases and Rents, dated as of March 30, 1999, between Massachusetts Mutual Life Insurance Company and Arden Realty Finance V, L.L.C.

10.4 Subordination of Management Agreement, dated as of March 30, 1999, between Massachusetts Mutual Life Insurance Company and Arden Realty Finance V, L.L.C.

10.5 Environmental Indemnification and Hold Harmless Agreement, dated as of March 30, 1999, between Massachusetts Mutual Life Insurance Company and Arden Realty Finance V, L.L.C.




                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 20, 1999.


                                             Arden Realty, Inc.


                                             By: /s/ DIANE M. LAING
                                                ----------------------------
                                                Diane M. Laing
                                                Executive Vice President
                                                Chief Financial Officer
                                                and Secretary


                                             By: /s/ RICHARD S. DAVIS
                                                ----------------------------
                                                Richard S. Davis
                                                Senior Vice President and
                                                Chief Accounting Officer



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